2001 ROSS AVENUE SUITE 900 DALLAS, TEXAS 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HOUSTON LONDON	NEW YORK PALO ALTO RIYADH SAN FRANCISCO SINGAPORE WASHINGTON

Exhibit 5.1
December 15, 2023
Arcosa, Inc.
500 N. Akard Street, Suite 400
Dallas, Texas 75201
Ladies and Gentlemen:
We have acted as counsel to Arcosa, Inc., a Delaware corporation (the “Company”), and the subsidiaries listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”), with respect to certain legal matters in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement includes a base prospectus (the “Base Prospectus”) that provides it will be supplemented in the future, if required, by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time, if required, by one or more Prospectus Supplements), relates to the proposed offer and sale, from time to time, pursuant to Rule 415 under the Act, of an indeterminate amount of (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”); (iii) debt securities of the Company (the “Debt Securities”); (iv) guarantees of the Debt Securities (the “Guarantees”) by the Subsidiary Guarantors; (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, or any combination thereof (the “Warrants”); and (vi) depositary shares of the Company representing Preferred Stock (the “Depositary Shares”). The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants and Depositary Shares are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
Each series of senior Debt Securities and any related Guarantees will be issued pursuant to an indenture, substantially in the form filed as Exhibit 4.2 to the Registration Statement, to be entered into by the Company, as issuer, the Subsidiary Guarantors party thereto and the trustee thereunder (as may be amended or supplemented from time to time, the “Senior Base Indenture”). Each series of subordinated Debt Securities and any related Guarantees will be issued pursuant to an indenture, substantially in the form filed as Exhibit 4.3 to the Registration Statement, to be entered into by the Company, as issuer, the Subsidiary Guarantors party thereto and the trustee thereunder (as may be amended or supplemented from time to time, the “Subordinated Base Indenture” and, together with the Senior Base Indenture, the “Indentures”). The applicable Indenture will be supplemented, in connection with the issuance of each such series of Debt Securities and any related Guarantees, by a supplemental indenture, officers’ certificate or other writing thereunder (each, a “Supplemental Indenture Document”), by and among the Company, the Subsidiary Guarantors party thereto and the trustee thereunder, establishing the form and terms of such series of Debt Securities and any related Guarantees.
In our capacity as your counsel in the connection referred to above and as a basis for the opinions herein after expressed, we have examined originals, or copies certified or otherwise identified, of (i) the Company’s Restated Certificate of Incorporation and Amended

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and Restated Bylaws, each as amended to date (together, the “Charter Documents”), (ii) the certificate of incorporation or formation, as applicable, and the bylaws or limited liability company agreement, as applicable, of each Subsidiary Guarantor, each as amended to date, (iii) the Indentures, (iv) corporate or limited liability company records of the Company and each Subsidiary Guarantor, (v) the Registration Statement, including the Base Prospectus contained therein relating to the Securities, (vi) certificates of public officials and of officers and other representatives of the Company and the Subsidiary Guarantors and (vii) statutes and such other records, certificates, documents and instruments as we have deemed necessary or advisable as a basis for giving the opinions set forth below.
In giving such opinions below, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby.
In making our examination, we have assumed, without independent investigation, that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.
In connection with this opinion, we also have assumed that:
(i)    the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;
(ii)    a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
(iii)    all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments thereto) and the appropriate Prospectus Supplement;
(iv)    the Board of Directors of the Company or applicable governing body of the Subsidiary Guarantors, or a duly constituted and acting committee thereof (such Board of Directors, governing body or committee being hereafter referred to as the “Board”), and the stockholders of the Company will have taken all necessary corporate action to authorize the creation and issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;
(v)    a definitive purchase agreement, underwriting agreement, warrant agreement or similar agreement with respect to any Securities offered (each, a “Purchase Agreement”) will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;
(vi)    any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if

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appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;
(vii)    all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein; or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;
(viii)    in the case of shares of Common Stock or Preferred Stock, (a) certificates representing such shares will have been duly executed and will have been duly countersigned by a transfer agent and duly registered by a registrar of such stock, or, if uncertificated, valid book-entry notations will have been made in the share register of the Company in accordance with the provisions of the Charter Documents; (b) there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Company’s Charter Documents and not otherwise issued or reserved for issuance; and (c) the purchase price therefor payable to the Company, or if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares, in the case of shares of Common Stock, or the purchase price or consideration, as the case may be, as approved by the Board of the Company with respect to such issuance, in the case of shares of Preferred Stock;
(ix)    in the case of shares of Preferred Stock of any series, the Board of the Company will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;
(x)    in the case of Debt Securities and related Guarantees, (a) an indenture substantially in the form of the applicable Indenture will have been duly authorized, executed and delivered by the Company, the Subsidiary Guarantors and the trustee thereunder; (b) the Board of the Company and each of the Subsidiary Guarantors will have taken all necessary action to designate and establish the terms of such series of Debt Securities and related Guarantees in accordance with the terms of the applicable Indenture, including, if applicable, the execution and delivery of a Supplemental Indenture Document by the Company, and, as applicable, the Subsidiary Guarantors and the trustee thereunder, and such Debt Securities and related Guarantees will be governed by New York law and will not include any provision that is unenforceable; (c) a Supplemental Indenture Document will have been duly executed and delivered by the Company and, as applicable, the Subsidiary Guarantors and the trustee thereunder; (d) at the time of execution, authentication, issuance and delivery of the Debt Securities and related Guarantees, the applicable Indenture will be the valid and legally binding obligation of the trustee thereunder, enforceable against such party in accordance with its terms; (d) the applicable Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and (e) forms of Debt Securities and related Guarantees complying with the terms of the applicable Indenture and evidencing such Debt Securities and related Guarantees will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;

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(xi)    in the case of Warrants, (a) the Board of the Company will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; (b) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; (c) at the time of execution, countersignature, issuance and delivery of any Warrants, such warrant agreement will be the valid and legally binding obligation of the warrant agent, enforceable against such party in accordance with its terms; (d) such Warrants and such warrant agreement will be governed by New York law and will not include any provision that is unenforceable; and (e) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor; and
(xii)    in the case of Depositary Shares, (a) the Board of the Company will have taken all necessary corporate action to establish the terms of the Depositary Shares, including any action with respect to the Preferred Stock underlying such Depositary Shares; (b) the applicable deposit agreement (the “Deposit Agreement”) will have been duly authorized, executed and delivered by the Company and the depositary thereunder appointed by the Company; (c) the terms of such Depositary Shares and of their issuance and sale will have been duly established in conformity with the Deposit Agreement; (d) such Depositary Shares will have been authorized, offered and sold in accordance with the Deposit Agreement; (e) such Deposit Agreement will be the valid and legally binding obligation of the depositary agent thereunder, enforceable against such party in accordance with its terms; (f) the Preferred Stock underlying such Depositary Shares will have been duly issued and deposited with the depositary; (g) the receipts evidencing such Depositary Shares (“Receipts”) will have been duly issued against the deposit of such Preferred Stock in accordance with the Deposit Agreement; (h) the Deposit Agreement and such Receipts will be governed by New York law and will not include any provision that is unenforceable; and (i) the Receipts will have been duly executed, countersigned, registered and delivered in accordance with the provisions of the applicable Deposit Agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor.
On the basis of the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:
1.The shares of Common Stock and Preferred Stock included in the Securities, when issued, will have been duly authorized and validly issued and will be fully paid and nonassessable.
2.The Debt Securities included in the Securities, when issued, will have been duly authorized and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a

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proceeding in equity or at law) and comity or (iii) any implied covenants of good faith and fair dealing.
3.The Guarantees included in the Securities, when issued, will have been duly authorized and will constitute legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against Subsidiary Guarantors in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity or (iii) any implied covenants of good faith and fair dealing.
4.The Depositary Shares included in the Securities, when issued, will have been duly authorized and validly issued, and the Receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity or (iii) any implied covenants of good faith and fair dealing.
5.The Warrants when issued, will have been duly authorized and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity or (iii) any implied covenants of good faith and fair dealing.
The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law of the United States of America, in each case, as in effect on the date hereof.
We hereby consent to the filing of this opinion of counsel with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Base Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

Schedule I

Arcosa Aggregate Holdings, LLC
Arcosa Aggregates Ohio River Valley, LLC
Arcosa Aggregates Texas, LLC
Arcosa Cherry, LLC
Arcosa Crushed Concrete, LLC
Arcosa LW, LLC
Arcosa LWS, LLC
Arcosa Marine Products, Inc.
Arcosa Materials Holdings, Inc.
Arcosa Materials, Inc.
Arcosa Mining and Construction Equipment, Inc.
Arcosa Wind Towers, Inc.
Cherry Crushed Concrete, Inc.
Cherry Industries, Inc.
Harrison Gypsum, LLC
Meyer Utility Structures, LLC
StonePoint Holding, LLC
StonePoint Intermediate Holding, LLC
StonePoint Materials LLC
StonePoint Ultimate Holding, LLC